                                                                     EXHIBIT 4.7


                                                         [EXECUTION COUNTERPART]


                                AMENDMENT NO. 1

          AMENDMENT NO. 1 dated as of December 28, 1994, among TERRA INDUSTRIES INC., a Maryland corporation ("Terra"); TERRA CAPITAL, INC., a Delaware corporation ("Terra Capital"); TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership formerly known as Agricultural Minerals, Limited Partnership ("AMLP"); each of the corporations listed on the signature pages hereof under the caption "TERRA AND AMLP GUARANTORS" (each such corporation, and each of Terra, Terra Capital and AMLP, an "Obligor" and, collectively, the "Obligors"); each of the lenders (the "Lenders") listed on the signature pages hereof; and CITIBANK, N.A., as agent for the Lenders and the "Issuing Banks" under the Credit Agreement referred to below (in such capacity, the "Agent").

                            PRELIMINARY STATEMENTS:

          Terra, Terra Capital, AMLP, the other Obligors, the Lenders, certain "Issuing Banks" and the Agent are parties to a Credit Agreement dated as of October 20, 1994 (as heretofore amended, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by said Lenders and Issuing Banks to (1) the Company (as defined in the Credit Agreement) in an aggregate principal or face amount not exceeding $662,000,000, and (2) AMLP in an aggregate principal or face amount not exceeding $85,000,000.

          The Obligors and the Lenders wish to amend the Credit Agreement in certain respects, all on the terms and conditions herein. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

                                Amendment No. 1
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                                     - 2 -


          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          A. General. References in the Credit Agreement and the other Loan Documents (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

          B. Definitions. Section 1.01 of the Credit Agreement shall be amended:

          (1) by inserting the following new definition in its appropriate alphabetical location:

               "Management Agreements" means one or more management agreements entered into after December 15, 1994 between Terra Capital and certain of its Affiliates providing for the performance by Terra Capital of certain treasury, purchasing, legal and/or other services for such Affiliates, as such agreements are in effect from time to time.

          (2)  by deleting the period at the end of clause (vii) in paragraph
     (b) of the definition of "Excess Cash Flow" therein and substituting "plus" therefor, and by adding in said definition new clauses (b)(viii) and
     (b)(ix) reading in their entirety as follows:

               "(viii) the aggregate amount of all optional prepayments of Term Advances made pursuant to Section 2.05(a) during such fiscal year, provided, that each such optional prepayment (other than the optional prepayments of Terra Facility C Advances contemplated in clause (ix) below) is applied to the Advances in the manner specified in Section 2.05(c)(i), plus

                  (ix) for purposes of determining Excess Cash Flow for the fiscal year ending December 31, 1995, the aggregate amount of all optional prepayments of


                                Amendment No. 1
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                                     - 3 -


          Terra Facility C Advances made pursuant to Section 2.05(a) during the fiscal year ending December 31, 1994 or the fiscal year ending December 31, 1995."

          (3) by amending clause (b) in the definition of "Specified Payments" therein to read in its entirety as follows:

               "(b) all dividends paid on shares of common stock of Terra during such fiscal year, and all payments made by Terra in respect of the purchase, redemption, retirement or other acquisition of shares of common stock of Terra during such fiscal year, in an aggregate amount, as to all such dividends and payments, not exceeding the Allowance for Projected Common Dividends for such fiscal year,".

          C. Terra Facility E. Section 2.01(e) of the Credit Agreement shall be amended by amending clause (iv) therein to read in its entirety as follows:

          "(iv) The proceeds of the Terra Facility E Advances shall be used solely to finance the ongoing working capital needs of the Company, TI and BMC, and may also be used to prepay Terra Facility C Advances pursuant to
     Section 2.05(a)."

          D. Ownership of the Obligors. Section 5.01(p) of the Credit Agreement shall be amended by amending clause (iii) therein to read in its entirety as follows:

               "(iii) Terra Capital will at all times own, beneficially and of record, all of the issued and outstanding capital stock (other than directors' qualifying shares) of TI, AMC and BMCH, and will own no other property (other than cash and other property incidental to its business as a holding company and other property used solely in connection with its performance of services pursuant to the terms of the Management Agreements);"


                                Amendment No. 1
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                                     - 4 -


          E. Delivery of Management Agreements. Section 5.01 of the Credit Agreement shall be amended by adding the following new paragraph (q) therein reading in its entirety as follows:

          "(q) Delivery of Management Agreements. On or prior to the date of execution of each Management Agreement, notify the Agent thereof (and the Agent shall notify the Lenders thereof promptly) and shall deliver to the Agent, in sufficient quantities for each Lender and Issuing Bank, a certified copy thereof (each such Management Agreement to be in form and substance reasonably satisfactory to the Agent). Promptly following each amendment, waiver and consent relating to a Management Agreement, Terra shall give the Agent notice thereof (and the Agent shall notify the Lenders thereof promptly), and shall deliver to the Agent a certified or conformed copy of each such amendment, waiver and consent."

          F. Amendments to Management Agreements. Section 5.02 of the Credit Agreement shall be amended by adding the following new paragraph (p) therein reading in its entirety as follows:

          "(p)   Amendments to Management Agreements.  Without the consent of the Agent, amend, modify or change in any material respect the terms or conditions of any Management Agreement."

          G. Investments. Section 5.02(f) of the Credit Agreement shall be amended:

          (1)  by deleting "and" at the end of clause (ix) therein;

          (2) by amending clause (x) therein to read in its entirety as follows:

                "(x) Investments made pursuant to Terra's Supplemental Deferred Compensation Plan, and its Excess Benefit Plan, each as in effect on the date hereof; and"; and


                                Amendment No. 1
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                                     - 5 -


          (3) by adding a new clause (xi) therein reading in its entirety as follows:

               "(xi) Investments by Terra consisting of the purchase, redemption, retirement or other acquisition of shares of common stock of Terra."

          Section 3. Representations and Warranties. The Company hereby represents and warrants to the Lenders, the Issuing Banks and the Agent that:

          A. the representations and warranties contained in each Loan Document (after giving effect to the amendments thereto contemplated hereby) are correct on and as of the date hereof as if made on and as of such date (or, if any such representation and warranty is expressly stated to be made as of a specific date, as of such specific date) and as if each reference in said representations and warranties to "this Agreement" or "the Credit Agreement" included reference to this Amendment No. 1; and

          B. no event has occurred and is continuing that constitutes a Default or an Event of Default.

          Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the condition precedent that the Agent shall have received this Amendment No. 1, duly executed by Terra, Terra Capital, AMLP, each of the other Obligors, each Lender and the Agent.

          Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.


                                Amendment No. 1
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                                     - 6 -




          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              TERRA INDUSTRIES INC.


                              By____________________________
                                Title:

                              TERRA CAPITAL, INC.


                              By____________________________
                                Title:

                              TERRA NITROGEN, LIMITED
                                PARTNERSHIP (formerly known as
                                Agricultural Minerals, Limited
                                Partnership)

                              By Terra Nitrogen Corporation
                                    (formerly known as Agricultural Minerals
                                    Corporation), its General Partner


                                    By_______________________
                                      Title:







                                Amendment No. 1
                                ---------------

                              TERRA AND AMLP GUARANTORS
                              -------------------------

                              TERRA NITROGEN CORPORATION
                                (formerly known as Agricultural
                                Minerals Corporation)


                              By____________________________
                                Title:

                              BEAUMONT METHANOL CORPORATION


                              By____________________________
                                Title:

                              BMC HOLDINGS, INC.


                              By____________________________
                                Title:

                              TERRA CAPITAL HOLDINGS, INC.


                              By____________________________
                                Title:


                              THE AGENT
                              ---------

                              CITIBANK, N.A.



                                Amendment No. 1
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                                     - 8 -




                              By____________________________
                                Title:

                              THE LENDERS
                              -----------

                              CITIBANK, N.A.


                              By____________________________
                                Title:

                              CHEMICAL BANK


                              By____________________________
                                Title:

                              BANK OF AMERICA ILLINOIS


                              By____________________________
                                Title:

                              THE BANK OF NOVA SCOTIA


                              By____________________________
                                Title:


                                Amendment No. 1
                                ---------------
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                                     - 9 -




                              NATIONSBANK OF TEXAS, N.A.


                              By____________________________
                                Title:

                              COOPERATIEVE CENTRALE RAIFFEISEN-
                                BOERENLEENBANK, B.A.,
                                "RABOBANK NEDERLAND", NEW YORK
                                BRANCH


                              By____________________________
                                Title:


                              By____________________________
                                Title:

                              CAISSE NATIONAL DE CREDIT AGRICOLE


                              By____________________________
                                Title:

                              ARAB BANKING CORPORATION


                              By____________________________
                                Title:



                                Amendment No. 1
                                ---------------

                              FIRST BANK NATIONAL ASSOCIATION


                              By____________________________
                                Title:

                              THE FUJI BANK, LIMITED


                              By____________________________
                                Title:

                              DRESDNER BANK AG, CHICAGO AND GRAND
                                CAYMAN BRANCHES


                              By____________________________
                                Title:


                              By____________________________
                                Title:

                              MERRILL LYNCH SENIOR FLOATING RATE
                                FUND, INC.


                              By____________________________
                                Title:



                                Amendment No. 1
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                                    - 11 -






                              PROTECTIVE LIFE INSURANCE COMPANY


                              By____________________________
                                Title:

                              MERRILL LYNCH PRIME RATE PORTFOLIO


                              By____________________________
                                Title:

                              RESTRUCTURED OBLIGATIONS BACKED BY
                                SENIOR ASSETS B.V.


                              By____________________________
                                Title:

                              STICHTING RESTRUCTURED OBLIGATIONS
                                BACKED BY SENIOR ASSETS 2 (ROSA2)


                              By____________________________
                                Title:



                                Amendment No. 1
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